Exhibit 10.3

KINDER MORGAN, INC.
NON-EMPLOYEE DIRECTOR
NONQUALIFIED STOCK OPTION AGREEMENT

     This Nonqualified Stock Option Agreement ("Option Agreement") is between Kinder Morgan, Inc., a Kansas corporation (the "Company"), and , BOD NAME ("Optionee"), who agree as follows:

     Section 1.  Introduction.  The Company has heretofore adopted the Kinder Morgan, Inc. Non-Employee Directors Stock Awards Plan (the "Plan") for the purpose of promoting the interests of the Company and its stockholders by aligning the compensation of the non-employee members of the Company's Board of Directors (the "Board") with shareholder interests. The Company, acting through the Committee (as defined in the Plan), has determined that its interests will be advanced by the issuance to Optionee of a nonqualified stock option under the Plan.

     Section 2.  Option.  Subject to the terms and conditions contained herein, the Company hereby grants to Optionee the right and option ("Option") to purchase from the Company # OF SHARES shares of the Company's common stock, $5.00 par value ("Common Stock"), at a price of $________ per share.

     Section 3.  Option Period.  The Option herein granted may be exercised by Optionee in whole or in part at any time during a ten year period (the "Option Period") beginning on _______________________________ (the "Date of Grant"). Notwithstanding the foregoing, this Option may not be exercised until the first business day after the annual stockholders meeting held in _______ ("Vesting Date"), and only if Optionee is a non-employee director of the Company on the Vesting Date. If Optionee is not a non-employee director of the Company on the Vesting Date, this Option shall immediately expire and shall not be exercisable.

     Section 4.  Procedure for Exercise.  The Option herein granted may be exercised by the delivery by Optionee of notice to the General Counsel or Vice President of Human Resources and Administration of the Company setting forth the number of shares of Common Stock with respect to which the Option is being exercised. Promptly upon notice, Optionee will remit (i) cash, wire transfer of immediately available funds, cashier's check, bank draft, or postal or express money order payable to the order of the Company, (ii) certificates representing "mature shares" of Common Stock theretofore owned by Optionee duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the aggregate exercise price. For purposes of this Option Agreement, "mature shares" means shares of Common Stock that Optionee has held free of any transferability restrictions or risk of forfeiture for at least six (6) months. Unless the Company consents to the contrary, the Notice shall be accompanied by a representation by Optionee that all shares purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of said shares. This Option shall be deemed to have been exercised immediately prior to the close of business on the date (i) notice of such exercise and (ii) payment in full of the exercise price for the number of share for which Options are being exercised, are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

     As promptly as practicable after receipt of such notice and payment, the Company shall deliver to Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee at the address specified pursuant to this Section 4 or otherwise credits a brokerage account designated by Optionee.

     Section 5.  Termination of Board Membership.  If Optionee's membership on the Board is terminated for any reason other than his or her death, this Option may be exercised by Optionee at any time prior to the end of the calendar year containing the Date of Grant, or within twelve (12) months after the termination of Board membership, whichever is longer (but in no event after the expiration of ten (10) years from the Date of Grant) with respect to all or any part of the number of shares remaining subject to the Option. At the end of such period, this Option shall expire. If Optionee's membership on the Board is terminated by reason of his or her death, this Option may be exercised by his or her estate or the person or persons who acquire the right to exercise this Option by bequest or inheritance at any time within one (1) year after the date of death to the extent Optionee was entitled to exercise the Option at the time of his or her death (but in no event after the expiration of a period of ten (10) years from the Date of Grant) with respect to all or any part of the number of shares remaining subject to the Option. At the end of such period, this Option shall expire.

     Section 6.  Transferability.  This Option shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, that if Optionee obtains the approval of the Committee after making a request to the Committee in writing, Optionee may transfer or assign this Option for estate planning purposes or to a charity. Any heir, legatee or transferee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No transfer of this Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or be subject to execution, attachment or similar process, this Option, or of any right hereunder, in a manner not permitted by the Plan or this Option Agreement, this Option and all rights hereunder shall immediately become null and void.

     Section 7.  No Rights as Stockholder.  Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 4 of this Option Agreement.

     Section 8.  Extraordinary Corporate Transactions.  The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. In the event of any merger, consolidation or other reorganization of the Company with any other corporation or corporations in which the Company is not the survivor, there shall be substituted for each share of Common Stock then subject to this Option, the number and kind of shares of stock, or other securities into which each outstanding share of Common Stock shall be converted by such merger, consolidation or reorganization. In the event of any such adjustment, the purchase price per share of this Option shall be proportionately adjusted as necessary.

     Section 9.  Changes in Capital Structure.  If the outstanding shares of Common Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split or combination of shares, the number and kind of shares of Common Stock or other securities subject to the Option, and the purchase price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

     Section 10.  Compliance With Securities Laws.  Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 6) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement. If at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares subject to this Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Board.

     Section 11.  Compliance With Laws.  Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

     Section 12.  Withholding of Tax.  To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Optionee for federal or state income tax purposes, Optionee shall be solely responsible to meet its obligation under applicable tax laws or regulations.

     Section 13.  No Right to Board Membership.  Optionee shall be considered to be in service as a director so long as he or she remains a member of the Board. Any questions as to whether and when there has been a termination of Board membership and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue service as a director.

     Section 14.  Resolution of Disputes.  As a condition of the granting of the Option hereby, Optionee and Optionee's heirs, personal representatives, successors and transferees agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee's heirs, personal representatives, successors and transferees.

     Section 15.  Legends on Certificate.  The certificates representing the shares of Common Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

     Section 16.  Notices.  Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to Kinder Morgan, Inc., One Allen Center, 500 Dallas Street, Suite 1000, Houston, Texas 77002, Attention: General Counsel or Vice President of Human Resources and Administration. Any notice given by the Company to Optionee directed to Optionee at the address on file with the Company shall be effective to bind Optionee and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

     Section 17.  Construction and Interpretation.  Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this Option, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

     Section 18.  Agreement Subject to Plan.  This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

     Section 19.  Binding Effect.  This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.

     Section 20.  Entire Agreement; Amendment.  This Option Agreement and any other agreements and instruments contemplated by this Option Agreement contain the entire agreement of the parties, and this Option Agreement may be amended only in writing signed by both parties.

     IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement has been executed as of the _____ day of ___________, ________.

KINDER MORGAN, INC.

/s/ Joseph Listengart
Joseph Listengart VP, General Counsel

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